Exhibit 10.3


               SECOND AMENDMENT AND WAIVER TO THE CREDIT AGREEMENT


     SECOND AMENDMENT AND WAIVER TO THE CREDIT AGREEMENT (the "Amendment"), dated as of November 5, 2001, among TRENWICK AMERICA CORPORATION, a Delaware corporation (the "Borrower"), TRENWICK HOLDINGS LIMITED., a company organized under the laws of the United Kingdom (the "Account Party"), the lending institutions from time to time party thereto (each a "Bank" and, collectively, the "Banks"), FIRST UNION NATIONAL BANK, as Syndication Agent (the "Syndication Agent"), FLEET NATIONAL BANK, as Documentation Agent (the "Documentation Agent"), and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined


                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, the Borrower, the Account Party, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are party to a Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

     WHEREAS, the Trenwick Group Ltd., a company organized under the laws of Bermuda ("Holdings") and the Administrative Agent entered into a Holdings Guaranty, dated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Holdings Guaranty") in order to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Guaranteed Creditors (and Lending Affiliates thereof) to enter into Interest Rate Protection Agreements and Other Hedging Agreements with the Borrower and/or the Account Party; and

     WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, it is agreed;

A.   Waivers

     1. The Banks hereby waive any Event of Default that may have arisen under the Credit Agreement solely as a result of Holdings' failure to comply with Sections 4.13, 4.14(b) (solely with respect to Chartwell Insurance Company) and
4.16 of the Holdings Guaranty for the period from September 30, 2001 through the Amendment Effective Date (as defined below).

B.   Amendments

     1. Section 4.02(i)(b) of the Credit Agreement is hereby amended by (i) inserting the reference "(x)" immediately preceding the percentage "100%" appearing in said Section and (ii) inserting the text "or (y) 50% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of such sale or issuance or cash capital contributions with the written consent of the Required Banks prior to any such sale or issuance or cash capital contributions" immediately following the second parenthetical clause appearing therein.

     2. The definition of the term "Applicable Commitment Fee Percentage" contained in Schedule I to the Credit Agreement is hereby amended by (i) inserting the phrase "Category F Period" immediately below the phrase "Category E Period" in the column "Applicable Period" appearing therein and (ii) inserting the percentage "0.500%" immediately below the percentage "0.500%" in the column "Applicable Commitment Fee Percentage" appearing therein.

     3. The  definition  of the term  "Applicable  Credit  Rating"  contained in
Schedule I to the Credit Agreement is hereby amended by deleting the text "BBB-/Baa3" appearing therein and inserting the text "BB+/Ba1" in lieu thereof.

     4. The definition of the term "Applicable Margin" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Period then in effect:

                                             Applicable Margin
          Applicable Period      Eurodollar Loans       Base Rate Loans

          Category A Period         1.10%                   0.00%
          Category B Period         1.30%                   0.05%
          Category C Period         1.50%                   0.25%
          Category D Period         2.00%                   0.75%
          Category E Period         2.50%                   1.25%
          Category F Period         3.25%                   2.00%

     ; provided that, solely for the purpose of the Term Loans, each Applicable Margin shall be increased by the rate per annum set forth below during the period set forth opposite such rate per annum:

                       Period                              Percentage
         July 1, 2002 through September 30, 2002             0.50%
         October 1, 2002 through December 31, 2002           1.00%
         January 1, 2003 through March 31, 2003              1.50%
         April 1, 2003 and thereafter                        2.00%."

     5. The definition of the term "Applicable Period" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Applicable Period" shall mean, at any time, the period set forth below then in effect:

        Applicable Period                       Criteria
        -----------------                       --------

        Category A Period        The Applicable Credit Rating is A-/A3 or above.

        Category B Period        The Applicable Credit Rating is BBB+/Baa1.

        Category C Period        The Applicable Credit Rating is BBB/Baa2.

        Category D Period        The Applicable Credit Rating is BBB-/Baa3.

        Category E Period        The Applicable Credit Rating is BB+/Ba1

        Category F Period        None of a  Category  A Period,  a Category B
                                 Period,  a Category  C Period,  a Category D
                                 Period nor a Category E Period is in effect at such time.

          Notwithstanding anything to the contrary set forth above, if neither Rating Agency rates the unsecured senior debt of the Borrower, then the Applicable Period shall be a Category F Period."

     6. The definition of the term "Holdings Cash Flow" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Holdings Cash Flow" shall mean, for any period, the sum of (i) for each Specified Regulated Insurance Company, the aggregate amount of ordinary dividends which such Specified Regulated Insurance Company could pay to its parent corporation under Legal Requirements as of the last day of such period (determined as if (x) such Specified Regulated Insurance Company had not paid any ordinary dividends during such period and (y) each Subsidiary of such Specified Regulated Insurance Company which is a Regulated Insurance Company had paid dividends to its parent corporation during such period in an amount equal to the maximum amount of dividends payable by such Subsidiary during such period under applicable Legal Requirements) plus the aggregate amount of any extraordinary dividends actually paid by such Specified Regulated Insurance Company to its parent corporation during such period, (ii) for each Specified Foreign or Non-Regulated Company, (x) the greater of (A) zero and (B) the EBITDA of such Specified Foreign or Non-Regulated Company for such period, minus (y) the amount of capital contributions and intercompany loans made by Holdings, the Borrower or any Specified Regulated Insurance Company to such Specified Foreign or Non-Regulated Company on or after October 1, 2001,
     (iii) tax sharing payments made by Regulated Insurance Companies which are Domestic Subsidiaries directly to Holdings or any Specified Non-Regulated Company during such period (less cash taxes paid by Holdings during such period), and (iv) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies which are Domestic Subsidiaries to Holdings or any Specified Non-Regulated Company."

     7. The definition of the term "Trust Preferred Securities Purchase" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

          "Trust Preferred Securities Purchase" shall mean the purchase by one or more Subsidiaries of Holdings of approximately $23,700,000 of face value Trust Preferred Securities for approximately $18,000,000 in cash during the fiscal quarter ending December 31, 2000, and the fiscal quarter ending March 31, 2001.

     8. Schedule I to the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

          "Quarterly Compliance Date" shall mean the earlier of (i) May 15, 2002 and (ii) the date on which Holdings delivers to each Bank the compliance certificate for the fiscal quarter ending March 31, 2002, in accordance with Section 3.01(d) of the Holdings Guaranty."

C.   Miscellaneous Provisions

     1. In order to induce the Banks to enter into this Amendment, each of the Borrower and the Account Party hereby represent and warrant on behalf of themselves and their respective Subsidiaries that (i) the representations and warranties of contained in Section 2 of the Holdings Guaranty are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date), and (ii) there exists no Default or Event of Default under the Credit Agreement on the Amendment Effective Date, in each case after giving effect to this Amendment.

     2. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     4. This Amendment shall become effective on the date (the "Amendment Effective Date") when (i) the Borrower, the Account Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent and (ii) Holdings and the Required Banks have consented to the Second Amendment to the Holdings Guaranty dated November 5, 2001 (the "Holdings Guaranty Amendment").

     5. The Borrower hereby agrees to pay each Bank which delivers an executed copy of this Amendment and the Holdings Guaranty Amendment (by hard copy or facsimile) to the Administrative Agent by no later than 12:00 (Noon) (New York time) on November 12, 2001, a fee (the "Amendment Fee") in an amount equal to 0.25% of the outstanding principal amount of Term Loans and L/C Commitment of such Bank, which Amendment Fee shall be due and payable on the first Business Day following the date on which the Required Banks shall have executed and delivered this Amendment and the Holdings Guaranty Amendment.

     6. From and after the Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents shall be deemed to be referenced to the Credit Agreement as modified hereby.


                                      * * *

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.


                                     TRENWICK AMERICA CORPORATION


                                     By: DAvid M. Finkelstein
                                        ----------------------------------------
                                          Name:  David M. Finkelstein
                                          Title: Vice President & Treasurer



                                     TRENWICK HOLDINGS LIMITED



                                     By:  /s/ Ginette Handfield
                                        ----------------------------------------
                                          Name:  Ginette Handfield
                                          Title:  Finance Director





                                            [Bank Signature Pages Omitted]